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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 2-76455, 33-50528, 333-20843, 333-32425, 333-35842, 333-86973 and
333-74770) and Form S-3 (Nos. 333-131042 and 333-131719) of EMS Technologies,
Inc. of our report dated February 6, 2004, except with respect to note 3 (b) and 21 as to which the date is January 6, 2006, with respect to the consolidated financial statements of EMS Technologies Canada, Ltd. incorporated by reference in this Annual Report (Form 10-K) of EMS Technologies, Inc. for the year ended December 31, 2003. We also consent to the use of our report dated January 6, 2006 relating to Schedule II - Valuation and Qualifying Accounts of EMS Technologies Canada, Ltd as of and for the period ended December 31, 2003.

March 31, 2006                                           Ernst & Young LLP
Ottawa, Canada                                           Chartered Accountants